                                                                   EXHIBIT 10.36



                                 PROMISSORY NOTE


$30,619,000.00                                                September 30, 1997


     FOR VALUE RECEIVED, AMYLIN PHARMACEUTICALS, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of JOHNSON & JOHNSON, a New Jersey corporation (the "Lender"), its successors and assigns, at One Johnson & Johnson Plaza, New Brunswick, New Jersey 08933, or at such other place as the holder hereof may designate in writing, in lawful money of the United States of America, the principal sum of Thirty Million Six Hundred Nineteen Thousand Dollars ($30,619,000.00), subject to the terms of this Note. This Note shall bear interest compounded annually (computed on the basis of the actual number of days elapsed over a year of 360 days) on the unpaid principal amount hereof at the rate of Nine percent (9.0%) per annum. The unpaid principal amount of this Note and all accrued interest thereon shall be paid solely in accordance with the provisions of Section 2.3 and Section 2.4 of that certain Loan and Security Agreement dated as of June 20, 1995, as amended on March 27, 1997 (the "Loan and Security Agreement"), to which a copy of the form of this Note is attached as Exhibit A; provided, however, that in the event that as a result of any Equity Financing and/or Debt Financing by Borrower that closes after December 31, 1995 and prior to the Repayment Commencement Date (or, if earlier, the Alternative Payment Schedule Date), the Maximum Development Loan Commitment in effect immediately prior to such Financing is reduced pursuant to the Loan and Security Agreement to an amount that is less than the aggregate principal amount of Development Loans then outstanding, Borrower shall pay to Lender, as a mandatory prepayment of this Note (or, subject to Section 2.3(e) of the Loan and Security Agreement, as a mandatory prepayment of other Notes outstanding under the Loan and Security Agreement) out of the net proceeds received by Borrower pursuant to such Financing, within ten (10) days after receipt thereof, such amount as is necessary to reduce the aggregate principal amount of Development Loans then outstanding to an amount equal to the Maximum Development Loan Commitment in effect immediately after such Financing.

     This Note is one of the promissory notes referred to in and is secured by the Loan and Security Agreement and is subject to certain terms and conditions set forth therein. Any capitalized terms used and not defined in this Note shall have the respective meanings set forth in the Loan and Security Agreement.

     Reference is made to the Loan and Security Agreement for certain rights of the Lender hereunder, including, without limitation, the rights of the Lender in the event that Borrower shall fail to pay when due any principal of or interest on this Note, and the right of Lender to accelerate the principal balance hereof and the interest accrued and unpaid



                                       1.

thereon upon the occurrence of an Event of Default under the Loan and Security Agreement.

     If this Note (or any interest payment hereunder) becomes due and payable on a Saturday, Sunday, or public or other banking holiday under the laws of the State of California, the maturity thereof shall be extended to the next succeeding business day, and interest shall be payable thereon at the rate herein specified during such extension.

     The Borrower hereby waives diligence, demand, presentment, protest and notice of any kind, all rights of setoff and all rights to interpose counterclaims and cross-claims in any litigation with respect to this Note, and assents to extensions of the time of payment, release, surrender or substitution of security, or forbearance or other indulgence, without notice.

     In the event that the Lender or any holder hereof shall refer this Note to an attorney for enforcement or collection, the Borrower agrees to pay, in addition to unpaid principal and interest, all reasonable costs and expenses incurred in attempting or effecting enforcement or collection hereof, including reasonable attorneys' fees, whether or not suit is instituted.

     This Note may not be changed, modified or terminated orally, but only by an agreement in writing signed by the Lender and the Borrower. This Note shall be binding upon the successors and assigns of the Borrower and inure to the benefit of the Lender, its successors, endorsees and assigns. If any term or provision of this Note shall be held invalid, illegal or unenforceable the validity, legality and enforceability of all other terms and provisions hereof shall in no way be affected thereby.

     Each of the Lender and the Borrower hereby waives trial by jury in any action or proceeding of any kind or nature in any court or tribunal in which any action may be commenced by or against the Borrower arising out of this Note.

     The foregoing waivers have been made with the advice of counsel and with a full understanding of the legal consequences thereof, and shall survive the payment of all amounts payable hereunder.

                                        BORROWER: AMYLIN PHARMACEUTICALS, INC.


                                        By: /s/ MARJORIE T. SENNETT
                                           --------------------------------
                                           Marjorie T. Sennett
                                           Senior Vice President and
                                           Chief Financial Officer



                                       2.